UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): December 15, 2003

                    SONGZAI INTERNATIONAL HOLDING GROUP, INC.

                         f/k/a HERITAGE COMPANIES, INC.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)
                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

                                    333-66994
                                    ---------
                            (Commission File Number)

                                   43-1932733
                                   ----------
                      (I.R.S. Employer Identification No.)

                  5628 Halifax Road, Arcadia, California 91007
              ----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                                 (954) 975-5643
                                ---------------
              (Registrant's Telephone Number, Including Area Code)

     This Current Report on Form 8-K is filed by Songzai International Holding Group, Inc., a Nevada corporation, f/k/a Heritage Companies, Inc. (the "Registrant"), in connection with the items set forth below.

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

     On September 29, 2003, Heritage Companies, Inc., a Nevada corporation and predecessor of the Registrant ("Heritage Companies"), executed a Plan of Exchange (the "Agreement"), between and among Heritage Companies, Harbin Yong Heng Ke Ji Fa Zhan You Xian Ze Ren Gong Si, a corporation organized and existing under the laws of the Peoples' Republic of China ("Yong Heng"), the shareholders of Yong Heng (the "Yong Heng Shareholders"), and Rohit Patel, Chairman of Heritage Companies ("Patel").

     Pursuant to and at the closing of the Agreement, the Yong Heng Shareholders exchanged all their shares of capital stock of Yong Heng for 67,000,000 shares of common stock of Heritage Companies, or 98.4% of Heritage Companies' then outstanding common stock. Upon completion of the exchange, Yong Heng became a wholly-owned subsidiary of Heritage Companies. An executed copy of the Agreement is attached hereto as Exhibit 10.

     The Agreement contemplated that the exchange transaction would not immediately be consummated, but would close in escrow pursuant to an Escrow Agreement dated September 20, 2003 (the "Escrow Agreement"). The Escrow Agreement provided that the exchange transaction would be consummated when and if (i) all necessary filings were made with the Securities and Exchange Commission and other state regulatory authorities to effect the exchange transaction, (ii) Heritage Companies effected a change of its name from Heritage Companies, Inc. to Songzai International Holding Group, Inc., the name of the Registrant, and (iii) Heritage Companies effected a change of its ticker symbol to such new ticker symbol as the NASDAQ designated. All of these conditions to closing have been met, and Heritage Companies, Yong Heng, the Yong Heng Shareholders and Patel consummated the exchange transaction on December 18, 2003. On such date, the RMB 2,000,000 in registered share capital of Yong Heng was transferred to the Registrant and the Registrant issued 67,000,000 common shares to the Yong Heng Shareholders, representing 98.4% of the outstanding common shares. As a result, Yong Heng became a subsidiary of the Registrant, and the Registrant underwent a change in control. As a legal matter, the exchange transaction was consummated on December 15, 2000, when Articles of Exchange were filed with the Secretary of State of the State of Nevada pursuant to Nevada Revised Statutes 92A.200.

     The consummation of the exchange transaction has had several consequences. Mr. Hong Chang became Chief Executive Officer and a Director of the Registrant, and Mr. Carl Gessner has resigned as President of Registrant. Mr. Hong Wen Li was appointed Chairman of the Board of Directors of the Registrant, and Mr. Patel has resigned as Chairman of the Board. In addition, Mr. Patel received the last of his three payments totaling $450,000 in exchange for tendering his 1,188,088 shares of common stock of the Registrant for cancellation. Finally, Mr. Hong Jun Li was appointed the third director of the Registrant by the Yong Heng Shareholders.

     Accordingly, there has been a change of control of the Registrant inasmuch as the Yong Heng Shareholders now control 98.4% of the voting power of the Registrant. In addition, nominees of the Yong Heng Shareholders occupy all three seats on the Registrant's Board of Directors.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

     The Registrant has consummated an acquisition of assets pursuant to the Agreement. The capital stock of Yong Heng, and indirectly the assets of Yong Heng, were acquired by the Registrant pursuant to the Agreement, and Yong Heng is now a wholly-owned subsidiary of the Registrant. Prior to the closing of such acquisition, Heritage Companies changed its name to Songzai International Holding Group, Inc.

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE


     As  part  of  the exchange transaction, Heritage Companies filed a Schedule
14C pursuant to Section 14(c) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission in connection with (i) a proposal to amend its corporate charter to change the name of the Registrant from Heritage Companies, Inc. to Songzai International Holding Group, Inc., which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date and (ii) a proposal to amend its corporate charter to increase the number of authorized shares of common stock from 20,000,000 to 200,000,000, which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date. The proposals became effective on December 18, 2003, after the mailing or delivery of the definitive Information Statement on Schedule 14C to shareholders at least 20 days prior to the date on which the action by written consent was to take effect. The Registrant currently has issued and outstanding 68,103,748 shares of common stock that trade on the Over- The-Counter Bulletin Board under the symbol SGZI.OB.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONGZAI INTERNATIONAL HOLDING GROUP, INC.



By: /s/ Hong Wen Li
    ---------------
    Hong Wen Li
    Chairman



                                  EXHIBIT INDEX

Exhibit
Number      Description
------      -----------

10          Plan of Exchange, dated September 29, 2003